Exhibit 21(a)

Monthly Certificateholders' Statement

Sears Credit Account Master Trust II

Series 1994-1 Monthly Statement

Distribution Date: July 15, 1998       Due Period Ending: June, 1998

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1994-1 Investors this Due Period

                       Total                Interest          Principal
  Series 1994-1

  Class A           $4,375,000.00          $4,375,000.00              $0.00

  Class B             $202,395.83            $202,395.83              $0.00

  Class C                   $0.00                  $0.00              $0.00


2.Principal Receivables at the end of the Due Period

  (a)   TOTAL PRINCIPAL RECEIVABLES IN THE TRUST         $10,968,808,399.56

        Aggregate Investor Interest                       $7,521,810,940.58

        Seller Interest                                   $3,446,997,458.98

  (b)   INVESTOR INTEREST BY GROUPS

        Group One Investor Interest                       $7,521,810,940.58

  (c)   INVESTOR INTEREST BY SERIES

        Series 1994-1 Investor Interest                     $882,357,000.00
        Series 1995-1 Investor Interest                     $235,295,000.00
        Series 1995-2 Investor Interest                     $705,883,000.00
        Series 1995-3 Investor Interest                     $588,240,000.00
        Series 1995-4 Investor Interest                     $363,404,940.58
        Series 1995-5 Investor Interest                     $588,250,000.00
        Series 1996-1 Investor Interest                     $588,240,000.00
        Series 1996-2 Investor Interest                     $588,240,000.00
        Series 1996-3 Investor Interest                     $588,240,000.00
        Series 1996-4 Investor Interest                     $588,240,000.00
        Series 1996-5 Investor Interest                     $628,931,000.00
        Series 1997-1 Investor Interest                     $588,240,000.00
        Series 1998-1 Investor Interest                     $588,250,000.00

  (d)   INVESTOR INTEREST BY CLASS (SERIES 1994-1)

        Class A Investor Interest                           $750,000,000.00
        Class B Investor Interest                            $33,500,000.00
        Class C Investor Interest                            $98,857,000.00

        TOTAL CLASS INVESTOR  INTEREST                      $882,357,000.00


3.Allocation of Collections During the Due Period

  (a)   TOTAL COLLECTIONS                                   $814,046,320.91

        Principal Receivables Collected                     $626,471,819.73

        Finance Charge Receivables Collected                $187,574,501.18

        Recovered Amounts added as Additional Funds          $19,905,116.46

                                                                        Additional
                                      Finance Charge    Principal       Allocable
                                      Collections       Collections     Amounts

(b)   ALLOCATION OF COLLECTIONS
      WITH RESPECT TO THE INVESTOR
      INTEREST AND THE SELLER INTEREST

      Aggregate Investor Allocation
      (Aggregate Investor Percentage
      multiplied by total Collections
      received during the Due Period) $127,926,448.33   $427,255,913.71 $19,905,116.46

      Seller Allocation (Seller
      Percentage multiplied by
      total Collections received
      during the Due Period)          $59,648,052.83    $199,215,906.02 $0.00

(c)   Group One Allocation            $127,926,448.33   $427,255,913.71 $19,905,116.46

(d)   Series 1994-1 Allocation        $14,918,116.12    $49,824,359.36  $2,321,231.01

(e)   Reallocations of Collections
      to Series 1994-1 from other
      series in Group One and
      application of Charge-Off
      reimbursements
      to Principal payments.          $0.00             $0.00           $0.00



4. Information Concerning Controlled Amortization Amount

                                                             Total
                                       Amount                Distributions
                                     Distributed this        through this
                                     Due Period               Due Period

        SERIES 1994-1 BY CLASS:

          Class A                                  $0.00              $0.00

          Class B                                  $0.00              $0.00

          Class C                                  $0.00              $0.00


  5. Investor Charged-Off Amounts
                                                           This Due Period

     (a)Group One (the sum of the Series Investor Charged-Off Amounts
        for all Series in Group One)             $54,405,737.50

     (b)Series 1994-1 (the sum of the Class Investor Charged-Off
        Amounts for all Classes in Series 1994-1)         $6,344,513.74

     (c)Series 1994-1 By Class:

        Class A (Class A Percentage multiplied
        by the Charged-Off Amount)                            $5,392,811.88

        Class B (Class B Percentage multiplied
        by the Charged-Off Amount)                              $240,878.93

        Class C (Class C Percentage multiplied
        by the Charged-Off Amount)                              $710,822.94


  6. Investor Losses
                                                                      Total

     (a)Group  One                                                    $0.00

     (b)Series 1994-1                                                 $0.00

     (c)Series 1994-1 By Class:

        Class A                                                       $0.00

        Class B                                                       $0.00

        Class C                                                       $0.00


  7. Monthly Servicing Fee Payable This Due Period

     SELLER SERVICING FEE                                     $5,879,973.55

     INVESTOR SERVICING FEE

     (a)Group One                                            $13,035,554.49

     (b)Series 1994-1                                         $1,470,595.00


  8. Performance Analysis

     (a)Portfolio Yield (Finance Charge Collections during the Due Period divided by Principal Receivables in the Trust as of the
     first day of the Due Period)                             20.29%

     (b)Charge-Offs (Charged-Off Amounts during the Due Period divided by Principal Receivables in the Trust as of the first day of the Due
      Period)                                   8.63%

     (c)Recoveries (Recovered Amounts added as Additional Funds on the Distribution Date divided by Aggregate Investor Interest in the
      Trust as of the first day of the Due Period)            3.16%

     (d)Investor Servicing Fee Percentage (weighted average of Investor
     Servicing Fees for Series 1994-1)                         2.00%

     (e)Weighted Average Certificate Rate (weighted average certificate
     rates for all classes of Series 1994-1)              6.23%

     (f)Series Excess Servicing Percentage (the sum of Portfolio
     Yield and Recoveries minus the sum of Charge-Offs, the Investor Servicing Fee Percentage and the Weighted Average Certificate Rate)
                                                            6.59%

     (g)Total Payment Rate (Aggregate Collections during the Due
     Period divided by the aggregate amount of Receivables in the Trust as
     of the first day of the Due Period)                   7.22%

  9. Summary Delinquency Aging Information

        The aging of delinquent receivables is summarized
        as follows(1):
                                        June, 1998
Delinquencies as a % of balances
           60 - 89 days past due........ 1.72%
           90 - 119 days past due....... 1.29%
           120 days or more past due.... 2.82%
Total Delinquencies                      5.83%

(1)In general, an account is considered delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. Delinquencies as of the end of each month are divided by balances at the beginning of each such month. For a discussion of Sears change to a new aging methodology in connection with the conversion of its receivables processing system to the Total System Services, Inc. account processing system, which will have an effect on reported delinquency levels, see the Trust's Current Report on Form 8-K filed on May 14, 1998. Excludes accounts from Puerto Rico, which were not included in the Account.


                                        THE FIRST NATIONAL BANK OF CHICAGO,

                                       as Trustee


                                        By: /s/ Diane Swanson
                                                Diane Swanson